EXHIBIT 23

                      INDEPENDENT AUDITORS' CONSENT


PRICEWATERHOUSECOOPERS  (Logo)

Cornwall Court
19 Cornwall Street
Birmingham

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the prospectus constituting part of the Registration Statements on Form S3 (File No. 333-68535) of MacDermid, Incorporated of our report on W.Canning plc dated 18 March 1998, except for note 28 which is as of 16 February 1999, appearing in this Form 8-K/A of MacDermid, Incorporated.

/s/ PricewaterhouseCoopers

16 February 1999